Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that Amendment No. 7 to the Statement on Schedule 13D with respect to the Common Stock, 0.005 rubles nominal value per share, of Open Joint Stock Company “Vimpel-Communications,” dated as of August 19, 2004, is, and any further amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of the undersigned  pursuant to and in accordance with the provisions of Rule 13d-1(k) under the United States Securities Exchange Act of 1934.

Date: August 19, 2004	ECO TELECOM LIMITED

	By:	/s/ Pavel Kulikov
	Name:	Pavel Kulikov
	Title:	Attorney-in-Fact

Date: August 19, 2004	ECO HOLDINGS LIMITED

	By:	/s/ Pavel Kulikov
	Name:	Pavel Kulikov
	Title:	Attorney-in-Fact

Date: August 19, 2004	ALFA TELECOM LIMITED

	By:	/s/ Douglas Colombo
	Name:	Douglas Colombo
	Title:	Attorney-in-Fact

Date: August 19, 2004	CTF HOLDINGS LIMITED

	By:	/s/ Franz Wolf
	Name:	Franz Wolf
	Title:	Director

Date: August 19, 2004	CROWN FINANCE FOUNDATION

	By:	/s/ Franz Wolf
	Name:	Franz Wolf
	Title:	Attorney-in-Fact